Monarch Casino & Resort Reports 2012 Second Quarter Results

RENO, NV -- (Marketwire - July 26, 2012) - Monarch Casino & Resort, Inc. (NASDAQ: MCRI) ("Monarch" or the "Company"), owner of the Atlantis Casino Resort Spa (the "Atlantis") in Reno, Nevada, and the Riviera Black Hawk Casino in Black Hawk, Colorado, today announced results for the quarter ended June 30, 2012.

This is the first quarterly results announcement after completion of the Company's April 26, 2012 acquisition (the "Acquisition") of Riviera Black Hawk, Inc., owner of the Riviera Black Hawk Casino ("Black Hawk"). The Company's second quarter 2012 results include the operations of Black Hawk only since April 26, 2012 (the "Acquisition Date") and the Company's prior periods do not reflect any of Black Hawk's operations.

Net Revenue:

                           Three months ended June 30, Increase/(Decrease)
                           --------------------------- ---------------------
                                2012          2011          $          %
                           ------------- ------------- ------------ --------
    Atlantis               $  36,292,531 $  37,159,873 $  (867,342)   (2.3%)
    Riviera Black Hawk         9,549,251             -   9,549,251     n/a
                           ------------- ------------- ------------ --------
      Total net revenue    $  45,841,782 $  37,159,873 $ 8,681,909    23.4%
                           ============= ============= ============ ========

The 2012 second quarter Atlantis net revenue decreased due to lower casino and hotel revenue combined with higher promotional allowance from increased complimentary food, beverage and other services provided to casino patrons ("Complimentaries").

Adjusted EBITDA(1):

                          Three months ended June 30,  Increase/(Decrease)
                         ----------------------------- ---------------------
                              2012           2011           $          %
                         -------------- -------------- ------------ --------
Atlantis                 $   7,767,747  $  10,233,788  $(2,466,041)  (24.1%)
Riviera Black Hawk           2,546,186              -    2,546,186     n/a
                         -------------- -------------- ------------ --------
                            10,313,933     10,233,788       80,145     0.8%
Corporate and other
 expense                      (726,499)      (716,032)     (10,467)    1.5%
                         -------------- -------------- ------------ --------
  Total Adjusted EBITDA  $   9,587,434  $   9,517,756  $    69,678     0.7%
                         ============== ============== ============ ========

The 2012 second quarter Atlantis Adjusted EBITDA decreased due to lower net revenue, higher casino expense, principally due to increased Complimentaries expense, and higher selling general and administrative expense.

Operating Expense:
As a percentage of casino revenue, 2012 second quarter casino operating expense increased to 39.7% from 36.8% primarily due to increased Complimentaries expense. 2012 second quarter food and beverage operating expense as a percentage of food and beverage revenue decreased to 41.6% as compared to 44.9% in the 2011 second quarter primarily due to menu price increases driven by higher commodity costs. 2012 second quarter hotel operating expense as a percentage of hotel revenue increased slightly to 29.2% from 28.6% in the 2011 second quarter.

Selling, general and administrative expense ("SG&A Expense") for the 2012 second quarter increased by $4.1 million, $2.8 million of which represents SG&A Expense from the Black Hawk operation for the period from the Acquisition date through June 30, 2012. The primary drivers of the remaining $1.3 million of increased Atlantis SG&A are: higher marketing expense, bad debt expense and higher use tax expense due to a ruling from the Nevada Department of Taxation that complimentary meals are subject to use tax effective February 2012. Similar to others in the industry, the Company did not recognize use tax on complimentary meals in the prior year.

During the 2012 second quarter, the Company incurred $1.6 million of non-recurring acquisition expense, comprised primarily of professional fees, directly related to the Acquisition of the Riviera Black Hawk Casino.

Credit Facility:
To fund the Acquisition, the Company drew funds under its credit facility, increasing the amount due thereunder from $18.98 million at March 31, 2012 to $88.0 million at June 30, 2012. The higher amounts due under the credit facility caused 2012 second quarter interest expense to increase from $329 thousand in the 2012 first quarter to $577 thousand in the second quarter of 2012.

John Farahi, Monarch CEO Comment:
Monarch's CEO and Co-Chairman John Farahi commented: "We are very excited about the successful completion of our acquisition of the Riviera Black Hawk Casino. Since the Acquisition Date, we have focused on integrating the two companies and are pleased with the progress we have made thus far, particularly with respect to identifying opportunities to achieve efficiencies and reduce expenses. Despite owning the operation for only a portion of the quarter, the $2.5 million of Adjusted EBITDA that Black Hawk contributed exceeded what it generated for the entire second quarter of 2011 and it did so despite the fact that the primary highway artery into the city of Black Hawk was closed for construction during a significant portion of the time subsequent to our Acquisition. Over the remainder of the year, we plan on enhancing the Black Hawk guest experience through improvements to product and service."

Mr. Farahi continued: "The ongoing economic difficulties in northern Nevada specifically, and in the national economy generally, had a material impact on Atlantis operations during the 2012 second quarter. The northern Nevada gaming market has shrunk in the aggregate, and our competitors have continued aggressive promotional programs. We anticipate that the ongoing macroeconomic weakness combined with the aggressive marketing programs of our northern Nevada competitors, will continue to apply downward pressure on Atlantis revenue."

About Monarch:
Monarch Casino & Resort, Inc., through its subsidiaries owns and operates the Atlantis Casino Resort Spa, a hotel/casino facility in Reno, Nevada the Riviera Black Hawk casino in Black Hawk, Colorado. Black Hawk is approximately 40 miles west of Denver.

The Atlantis features approximately 61,000 square feet of casino space; 824 guest rooms; eight food outlets; two espresso and pastry bars; a 30,000 square foot health spa and salon with an enclosed year-round pool; two retail outlets offering clothing and traditional gift shop merchandise; an 8,000 square-foot family entertainment center; and approximately 52,000 square feet of banquet, convention and meeting room space. The casino features approximately 1,450 slot and video poker machines; approximately 38 table games, including blackjack, craps, roulette, and others; a race and sports book; a 24-hour live keno lounge and a poker room. The Company and its predecessors have operated a facility on the Atlantis site since 1972.

The Riviera Black Hawk Casino, which opened in 2000, is the first casino encountered by visitors arriving from Denver on Highway 119 and features approximately 32,000 square feet of casino space, 750 slot machines, 10 table games, a 250 seat buffet-style restaurant, a snack bar and a parking structure with approximately 500 spaces. Monarch owns a 1.5 acre land parcel contiguous to the Riviera Black Hawk Casino which is zoned for gaming and can be utilized for future expansion.

Forward-Looking Information:
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance; (ii) economic and market conditions, (iii) plans, objectives and expectations regarding the Acquisition, and (vi) integration of the Acquisition. Actual results and future events and conditions may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site at www.monarchcasino.com.

(1) "Adjusted EBITDA" - see the separate Reconciliation of Net Income to Adjusted EBITDA. Adjusted EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report Adjusted EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

For additional information visit Monarch's website at MonarchCasino.com

                       Monarch Casino & Resort, Inc.
    Condensed Consolidated Statements of Income and Comprehensive Income
                                (Unaudited)

                          Three Months Ended          Six Months Ended
                               June 30,                   June 30,
                       ------------------------  --------------------------
                           2012         2011         2012          2011
                       -----------  -----------  ------------  ------------
Revenues
  Casino               $34,876,560  $26,076,953  $ 60,048,116  $ 49,289,639
  Food and beverage     12,110,284   10,933,018    22,696,078    21,025,756
  Hotel                  5,305,178    5,490,621     9,673,620    10,494,662
  Other                  2,245,285    1,930,784     4,382,641     3,830,046
                       -----------  -----------  ------------  ------------
    Gross revenues      54,537,307   44,431,376    96,800,455    84,640,103
Less promotional
 allowances             (8,695,525)  (7,271,503)  (16,328,581)  (14,194,414)
                       -----------  -----------  ------------  ------------
    Net revenues        45,841,782   37,159,873    80,471,874    70,445,689
                       -----------  -----------  ------------  ------------
Operating expenses
  Casino                13,853,725    9,589,732    23,749,312    19,066,039
  Food and beverage      5,042,444    4,903,568     9,768,197     9,592,125
  Hotel                  1,546,694    1,568,538     2,841,888     2,997,491
  Other                    765,841      719,231     1,492,065     1,453,177
  Selling, general and
   administrative       15,362,510   11,274,007    27,047,891    22,181,235
  Depreciation and
   amortization          4,260,205    3,436,015     7,635,289     6,830,401
  Acquisition expense    1,625,930            -     1,700,521             -
                       -----------  -----------  ------------  ------------
    Total operating
     expenses           42,457,349   31,491,091    74,235,163    62,120,468
                       -----------  -----------  ------------  ------------
    Income from
     operations          3,384,433    5,668,782     6,236,711     8,325,221
                       -----------  -----------  ------------  ------------
Other expenses
  Interest expense        (577,000)    (194,746)     (905,661)     (483,268)
                       -----------  -----------  ------------  ------------
    Total other
     expense              (577,000)    (194,746)     (905,661)     (483,268)
                       -----------  -----------  ------------  ------------
    Income before
     income taxes        2,807,433    5,474,036     5,331,050     7,841,953
Provision for income
 taxes                  (1,014,675)  (1,915,900)   (1,896,925)   (2,744,671)
                       -----------  -----------  ------------  ------------
    Net income           1,792,758    3,558,136     3,434,125     5,097,282
                       -----------  -----------  ------------  ------------
    Other
     comprehensive
     income                      -            -             -             -
    Comprehensive
     income            $ 1,792,758  $ 3,558,136  $  3,434,125  $  5,097,282
                       ===========  ===========  ============  ============

Earnings per share of
 common stock
  Net income
    Basic              $      0.11  $      0.22  $       0.21  $       0.32
    Diluted            $      0.11  $      0.22  $       0.21  $       0.31

Weighted average
 number of common
 shares and potential
 common shares
 outstanding
    Basic               16,139,074   16,138,158    16,138,616    16,138,158
    Diluted             16,249,450   16,223,488    16,253,730    16,223,207

                       Monarch Casino & Resort, Inc.
                   Condensed Consolidated Balance Sheets

                                                  June 30,     December 31,
                                               -------------  -------------
                                                    2012           2011
                                               -------------  -------------
                    ASSETS                      (Unaudited)
Current assets
  Cash and cash equivalents                    $  16,375,815  $  13,582,659
  Receivables, net                                 2,794,221      2,299,847
  Inventories                                      2,265,773      2,165,109
  Prepaid expenses                                 2,742,518      6,198,882
  Deferred income taxes                              554,612        615,912
                                               -------------  -------------
    Total current assets                          24,732,939     24,862,409
                                               -------------  -------------
Property and equipment
  Land                                            27,914,847     19,214,847
  Land improvements                                6,389,279      6,359,279
  Buildings                                      150,843,298    135,643,298
  Building improvements                           11,575,883     11,575,883
  Furniture and equipment                        128,022,083    117,300,741
  Leasehold improvements                           1,346,965      1,346,965
                                               -------------  -------------
                                                 326,092,355    291,441,013
  Less accumulated depreciation and
   amortization                                 (145,247,727)  (138,227,868)
                                               -------------  -------------
    Net property and equipment                   180,844,628    153,213,145
Other assets
    Goodwill                                      26,575,592              -
    Intangible assets, net                        11,582,469              -
    Deferred tax asset                             3,965,414              -
    Other assets, net                              1,372,138      1,524,050
                                               -------------  -------------
  Total other assets                              43,495,613      1,524,050
    Total assets                               $ 249,073,180  $ 179,599,604
                                               =============  =============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                             $  10,474,620  $   8,693,395
  Accrued expenses                                15,087,187     13,829,540
  Federal income taxes payable                       962,579        768,640
                                               -------------  -------------
    Total current liabilities                     26,524,386     23,291,575
                                               -------------  -------------
Long-term debt                                    88,000,000     24,680,000
Deferred income taxes                                      -      1,112,049
                                               -------------  -------------
    Total liabilities                            114,524,386     49,083,624
                                               -------------  -------------
Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued                          -              -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 19,096,300 shares
   issued; 16,141,492 outstanding at June 30,
   2012 and 16,138,158 at December 31, 2011          190,963        190,963
  Additional paid-in capital                      33,691,331     33,178,345
  Treasury stock, 2,954,808 shares at June 30,
   2012 and 2,958,142 at December 31, 2011, at
   cost                                          (48,455,960)   (48,541,663)
  Retained earnings                              149,122,460    145,688,335
                                               -------------  -------------
    Total stockholders' equity                   134,548,794    130,515,980
                                               -------------  -------------
    Total liabilities and stockholder's equity $ 249,073,180  $ 179,599,604
                                               =============  =============

                       Monarch Casino & Resort, Inc.
             Reconciliation of Adjusted EBITDA(1) to Net Income
                                (Unaudited)

The following table sets forth a reconciliation of Adjusted EBITDA(1), a non-GAAP financial measure, to net income, a GAAP financial measure.

                          Three months ended June    Six months ended June
                                    30,                       30,
                         ------------------------  ------------------------
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------
Adjusted EBITDA(1):
  Atlantis               $ 7,767,747  $10,233,788  $15,588,817  $18,117,812
  Riviera Black Hawk (a)   2,546,186            -    2,546,186            -
                         -----------  -----------  -----------  -----------
                          10,313,933   10,233,788   18,135,003   18,117,812
  Corporate and other
   expense                  (726,499)    (716,032)  (1,977,130)  (2,084,350)
                         -----------  -----------  -----------  -----------
    Total Adjusted
     EBITDA(1)           $ 9,587,434  $ 9,517,756  $16,157,873  $16,033,462

Expenses:
  Stock based
   compensation             (316,866)    (412,959)    (585,352)    (877,840)
  Depreciation and
   amortization           (4,260,205)  (3,436,015)  (7,635,289)  (6,830,401)
  Acquisition expense     (1,625,930)           -   (1,700,521)           -
  Interest expense          (577,000)    (194,746)    (905,661)    (483,268)
  Provision for income
   taxes                  (1,014,675)  (1,915,900)  (1,896,925)  (2,744,671)
                         -----------  -----------  -----------  -----------
    Net income           $ 1,792,758  $ 3,558,136  $ 3,434,125  $ 5,097,282
                         ===========  ===========  ===========  ===========

(a) We acquired Riviera Black Hawk on April 26, 2012.

(1) "Adjusted EBITDA" consists of net income plus provision for income taxes, stock based compensation expense, other one-time non-cash charges, interest expense, depreciation and amortization less interest income and any benefit for income taxes. Adjusted EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report Adjusted EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

Contacts:
Ron Rowan
CFO of Monarch
(775) 825-4700
RRowan@MonarchCasino.com

John Farahi
CEO of Monarch
(775) 825-4700
JFarahi@MonarchCasino.com